Investor Presentation September 2, 2020 Exhibit 99.1

The information contained in this presentation may contain forward-looking statements. When used or incorporated by reference in disclosure documents, the words “believe,” “anticipate,” “estimate,” “expect,” “project,” “target,” “goal” and similar expressions are intended to identify forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements include but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including but not limited to the following: general economic conditions, either nationally or in our market areas, that are different than expected; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; major catastrophes such as earthquakes, floods or other natural or human disasters and infectious disease outbreaks, including the current coronavirus (COVID-19) pandemic, the related disruption to local, regional and global economic activity and financial markets, and the impact that any of the foregoing may have on us and our customers and other constituencies; adverse changes in the securities and credit markets; cyber-security concerns, including an interruption or breach in the security of our website or other information systems; technological changes that may be more difficult or expensive than expected; the ability of third-party providers to perform their obligations to us; competition among depository and other financial institutions; our ability to enter new markets successfully and capitalize on growth opportunities; managing our internal growth and our ability to successfully integrate acquired entities, businesses or branch offices; changes in consumer spending, borrowing and savings habits; our ability to access cost-effective funding; our ability to continue to increase and manage our commercial and personal loans; changes in the level and direction of loan delinquencies and charge-offs and changes in estimates of the adequacy of the allowance for credit losses; timing of revenue and expenditures; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; our ability to receive regulatory approvals for proposed transactions or new lines of business; changes in legislative and regulatory matters; changes in the financial performance and/or condition of our borrowers; the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; our ability to retain key employees; other risks and uncertainties, including those occurring in the United States and world financial systems; and the risk that our analysis of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful. The COVID-19 pandemic has caused significant economic dislocation in the United States as many state and local governments ordered non-essential businesses to close and residents to shelter in place at home. While jurisdictions in which we operate have gradually allowed the reopening of businesses and other organizations and removed the sheltering restrictions, it is premature to assess whether doing so will result in a meaningful increase in economic activity and the impact of such actions on further COVID-19 cases. Given its ongoing and dynamic nature, it is difficult to predict the full impact of the COVID-19 outbreak on our business. The extent of such impact will depend on future developments, which are highly uncertain, including when the coronavirus can be controlled and abated. As a result of the COVID-19 pandemic and the related adverse local and national economic consequences, our forward-looking statements are subject to the following risks, uncertainties and assumptions: demand for our products and services may decline; if the economy is unable to substantially and successfully reopen, and high levels of unemployment continue for an extended period of time, loan delinquencies, problem assets, and foreclosures may increase; collateral for loans, especially real estate, may decline in value; our allowance for credit losses on loans and leases may increase if borrowers experience financial difficulties; the net worth and liquidity of loan guarantors may decline; a further and sustained decline in our stock price or the occurrence of what management would deem to be a triggering event that could, under certain circumstances, cause management to perform impairment testing on its goodwill or core deposit and customer relationships intangibles that could result in an impairment charge being recorded for that period, that would adversely impact our results of operations and the ability of Northwest Bank to pay dividends to us; as a result of the decline in the Federal Reserve’s target federal funds rate to near 0%, the yield on our assets may decline to a greater extent than the decline in our cost of interest-bearing liabilities; a material decrease in net income or a net loss over several quarters could result in the elimination of or a decrease in the rate of our quarterly cash dividend; our wealth management revenues may decline with continuing market turmoil; our cyber security risks are increased as a result of an increase in the number of employees working remotely; FDIC premiums may increase if the agency experience additional resolution costs; and we face litigation, regulatory enforcement and reputation risk as a result of our participation in the Paycheck Protection Program (PPP) and the risk that the Small Business Administration may not fund some or all PPP loan guaranties. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, expected or projected. These and other risk factors are more fully described in this presentation and in the Northwest Bancshares, Inc. (the “Company”) Annual Report on Form 10-K for the year ended December 31, 2019 under the section entitled "Item 1A - Risk Factors," as well as in the Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, and from time to time in other filings made by the Company with the SEC. These forward-looking statements speak only at the date of the presentation. The Company expressly disclaims any obligation to publicly release any updates or revisions to reflect any change in the Company’s expectations with regard to any change in events, conditions or circumstances on which any such statement is based. Cautionary Note Regarding Forward-Looking Statements

Disclaimers Non-GAAP Financial Measures This presentation contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Management uses these “non-GAAP” measures in its analysis of the Company’s performance. Management believes these non-GAAP financial measures allow for better comparability of period to period operating performance. Additionally, the Company believes this information is utilized by regulators and market analysts to evaluate a company’s financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of the non-GAAP measures used in this presentation to the most directly comparable GAAP measures is provided in the Appendix to this presentation. Registration Statement; No Offer or Solicitation This presentation is not an offer to sell securities, nor is it a solicitation of an offer to buy securities, in any jurisdiction where such offer would be contrary to law or regulation or which would require any registration or licensing within such jurisdiction. The securities of the Company are not insured or guaranteed by the FDIC or any other governmental agency or public or private insurer. Neither the Securities and Exchange Commission nor any other regulator has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Certain information contained in this presentation and oral statements made during this presentation relate to or are based on publications and data obtained from third party sources. While the Company believes these sources to be reliable as of the date of this presentation, the Company has not independently verified such information, and makes no representation as to its adequacy, fairness, accuracy or completeness. The Company has filed a registration statement (including a prospectus) (File No. 333-221674) and a preliminary prospectus supplement with the Securities and Exchange Commission for the offering to which this presentation relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement and the other documents that the Company has filed with the Securities and Exchange Commission for more complete information about the Company and the offering. You may obtain these documents for free by visiting EDGAR at the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the Company or Piper Sandler & Co. will arrange to send you copies of the prospectus and preliminary prospectus if you request it by contacting 1-866-805-4128.

Terms of Planned Offering

Overview of Northwest Bancshares, Inc.

Named “Best bank in the Mid-Atlantic Region” Leading regional bank, based in Warren, PA, and founded in 1896 Strong footprint in Pennsylvania, Western New York, and Northeast Ohio as well as recent meaningful entry into attractive Indiana market Superior credit and risk management standards – through-the-cycle credit quality significantly outperformed the market and peers Diversified fee income business mix including mortgage, trust, advisory, and insurance offerings, with fee income ~27% of total revenues Successful acquisition track record ~30 acquisitions since IPO (1994) Steady, controlled growth to $13.8bn in assets from $8.0bn in assets in 2009, the year of the second-step conversion Overview of Northwest Bancshares, Inc. NASDAQ: “NWBI” Summary A network of offices across four states “Highest Customer Satisfaction with Retail Banking in the Mid-Atlantic Region, 6 out of 10 years” Northwest Key Stats – YTD June 30, 2020 Ranked Top 20 World’s Best Banks Assets: $13.8bn Loans: $10.9bn Total Deposits: $11.5bn TCE/TA: 8.4% CET1 Ratio: 12.0% Non-GAAP ROAA(1): 1.01% ROAA: 0.03% Reserves/Loans Excl. PPP: 1.36% NPAs/Assets: 0.85% NCOs/Average Loans: 0.35% Recent Accolades Source: S&P Global Market Intelligence. Financial data as of June 30, 2020. Non-GAAP adjustments include COVID-specific provision expense, CECL provision related to MFSF acquisition, PPP deferred origination costs and restructuring/acquisition expense OH IN PA NY Peers: CBU FCF FULT NBTB STBA TMP WSBC

Franchise Highlights Management Culture & Track Record Strong Customer Base and Well-Positioned Market Share Exceptional Financial Performance Executing Strategic Objectives Experienced and dedicated management team Excellent M&A execution track record Consistent EPS growth with diversified revenue base Leading (#1) deposit market share in 4 of top 6 markets (1) Increasingly commercial customer focused Fee income businesses provide diverse revenue streams and cross-sell opportunities Demonstrated ability to grow via M&A and organically in OH, Eastern PA and Buffalo markets Attractive return profile with low historic volatility Well capitalized and liquid balance sheet Well reserved given superior credit and underwriting standards Strong dividend supports overall capital markets access and superior position in M&A Intense focus on retaining, hiring, and developing human capital Reduce costs with more efficient technology Drive organic growth through multiple production channels Tailor services to client needs via digital banking Evaluate and execute accretive M&A opportunities Market rankings exclude money center banks, super regionals, and banks in excess of $100bn in total assets. High-Quality Loan Portfolio Expertise in Mortgage & Home Equity augmented by controlled growth in Dealer Services, C&I and CRE Entering credit cycle from position of strength Above-peer credit quality through the previous cycle

Experienced Executive Leadership Team Ronald J. Seiffert President and CEO 3 Years with Northwest Previous senior executive positions at Delaware County Bank & Trust, Bank One/JPMorgan Chase, and Huntington Mark T. Reitzes SEVP, Head of Commercial Banking 1 Year with Northwest Previously Commercial Banking Division Head as well as Regional President at Huntington, CEO of Cheviot Savings Bank, worked at the Office of Thrift Supervision, and KPMG’s Audit group William W. Harvey Jr. SEVP, CFO 24 Years with Northwest Prior experience at KPMG and PNC Bank 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Executive Leadership Team Company Culture Service: Delivering quality service to our customers while fostering a positive, stable and secure working environment that provides our employees opportunities for advancement Trust: Our employees trust that the board and management will always do what is right for employees, customers and the company. Our board and management trust that all Northwest employees will perform their duties to the best of their abilities Community Bank: Maintains strong community bank culture and values which embrace a philosophy that if we do the right thing for our employees each and every day they, in turn, will do the right thing for our customers Dedication: Dedicated to our clients, employees, and the communities that we serve John J. Golding SEVP, Head of Consumer & Small Business Banking 4 Years with Northwest Previous Consumer and Small Business Banking senior management positions at First Niagara and Wachovia/Wells, served as SVP at First Niagara Louis J. Torchio SEVP, Head of Retail Lending 3 Years with Northwest Held senior executive roles at Delaware County Bank, CNB Bank and Charter One Bank (RBS Citizens)

Senior Leadership Team Overview Top 12 officers have 356 years of collective experience, or ~30 years average experience

Overview of Banking Business Commercial Dealer Services Retail Residential mortgage and home equity loans are a core offering and continue to provide a stable return and stable asset quality. Long record of low delinquencies and net charge-offs. In 2019, we significantly expanded our residential mortgage capability through the development of a new, state-of-the-art residential mortgage loan origination platform and the development of a broader array of mortgage products. Mortgage Loan Officers use center of influence to look for referral opportunities to other lines of business Driven by Indirect Auto & Power Sports, this business line has grown substantially in recent years with an emphasis on higher credit quality. Long record of low delinquencies and net charge-offs. In 2019, we significantly expanded the distribution of our power sports lending capability to dealerships from Pennsylvania into our other nine-state auto dealer loan markets. In addition, we developed a new, streamlined loan funding process, which significantly reduced the funding times. Commercial relationships continue to be a growing segment of our business as commercial loans and deposits have grown substantially. Our business deposit mix continues to improve as we focus on earning “primary bank status” by offering a holistic, essential-partner value proposition. Our Treasury Management platform creates smarter, faster, and simpler ways to making business easier, and provides innovative tools for business customers to stay ahead of events, and manage cash flow in a timely and more secure environment, effectively providing “business on the go”. Expertise in Mortgage & Home Equity augmented by controlled growth in Dealer Services, C&I and CRE

Overview of Fee Income Businesses Mortgage Insurance Services Trust & Investment Services Business Solutions: Business trust revenue has remained strong over the past year as we continue to diversify our mix of both revenue and assets under management. Personal Solutions: We continue to grow personal trust revenue through our focus on relationships, service and customized investment management solutions. Recent and successful partnership with LPL Financial as a broker-dealer partner will allow us to grow investment manage revenue. Total AUM of approximately $3.9 billion Business Solutions: Through Northwest Insurance Services, we complete our full-service business offer with a personal approach to property and casualty insurance and employee benefits, which significantly boosts fee income. Personal Solutions: Personal revenue continued to grow in 2019 as a result of strong sales, a growing economy and territory redesign accompanied by targeted hiring of talent. Focused on driving fee income through our mortgage banking platform. Recent efforts to grow this line of business have resulted in significant fee income generation. Targeting $1 billion of annual originations with current quarter income of $12 million. Provides flexibility to manage balance sheet based on economic conditions and desires to put assets on balance sheet. Diversified business lines provides complementary services to clients and helps drive revenue growth. Fee revenues of approximately 27% of total revenues.

Attractive Branch Footprint & Strong Market Share

Northwest Bank has a substantial footprint in Pennsylvania, Western New York, and Northeast Ohio. Excluding money center banks and super regionals, Northwest holds a top 5 market share in 70% of all its counties.

Current Branch Footprint

- Northwest's footprint represents a mixture of traditionally stable rural markets and relatively higher growth urban and suburban markets



'20-'25 Population CAGR
< (0.28)%
(0.28)-(0.17)%
(0.17)-(0.01)%
(0.01)%-0.28%
0.28%-1.16%
Newly Acquired Branches since 2009
Branches
MutualFirst Branches
NWBI Weighted Average : 0.71%
North Bay
Owen Sound
Barrie
Toronto
Hamilton
London
Lansing
Detroit
Windsor
Chicago
Frankfort
Charleston
Washington
Annapolis
Richmond

Market Share by Top Counties

($ in millions)

County	Total Deposits in Market	Company Deposits	Market Share	Market Rank (1)
Erie, NY (Buffalo)	$43,285	$1,395	3.2%	1
Erie, PA	5,327	966	18.1	1
Lorain, OH	4,505	715	15.9	1
Delaware, IN (Muncie)	2,741	653	23.8	2
Warren, PA	917	634	69.1	1
Lancaster, PA	11,672	601	5.2	3

Recent M&A History

MutualFirst Financial Inc.

Acquired Muncie, Ind.-based MutualFirst Financial Inc. with assets of ~$2,063mm

$213mm
April 2020

DONEGAL FINANCIAL SERVICES CORPORATION PARENT OF: Union Community Bank

Acquired Donegal Financial Services Corp, the holding company of Union Community Bank with assets of ~$577mm

$86mm
March 2019

First Niagara

Acquired 18 branches of Buffalo, NY-based First Niagara, a subsidiary of KeyCorp

$1,645mm deposits
September 2016

WINANS insurance

Northwest Insurance Services, a sub of Northwest Bank, acquired Winans Insurance & Employee Benefits, a P&C insurance and employee benefits firm

November 2016

Best Insurance Agency

Northwest bank acquired Best Insurance Agency, an employee benefits and property casualty insurance firm

March 2016

LNB Bancorp, Inc.

Acquired Lorain, Ohio-based LNB Bancorp with assets of ~$1,200mm

$182mm
August 2015

Source: S&P Global Market Intelligence. Deposit market share data as of June 30, 2019.
Note: Recent M&A history is shown as closing date
(1) Market rankings exclude money center banks, super regionals, and banks in excess of $100bn in total assets.

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Enhance productivity through multiple production channels in order to further drive organic growth Revenue: On-going cost optimization, including efficient use of technology Efficiency: Implement comprehensive talent acquisition/retention strategies. Maintain intimate community bank culture, while effectively growing the organization – risk management of utmost importance Culture: Strategic Objectives Develop and refine digital bank strategy and our “branch of the future” to holistically best service our customers Technology: Continue to carefully assess merger and acquisition opportunities M&A:

Defining a Distinctive M&A Culture 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 M&A in current and contiguous markets a priority: Knowledge of our customers and their markets is a strategic advantage Focused credit & deposit due diligence and re-underwriting: Dedicated and experienced team focused on due diligence and maintaining NWBI’s superior credit standard. To supplement this, 3rd party deposit diligence drives branch and pricing efficiencies. Supplement whole bank M&A with acquisitions of fee income businesses: Scale benefits particularly relevant in our fee income businesses (Trust, Advisory, Insurance) Talent retention, culture and human capital: Despite NWBI’s strong management team, the ability to add to management “bench strength” is a key consideration in M&A Alignment of a common culture: A distinctive, high performance culture embraced and advocated by the leadership team is a key driver of successful integration Source: S&P Global Market Intelligence (1)Assets shown as loans acquired in transaction Northwest M&A Philosophy Northwest Bank & Branch Acquisitions Since IPO (1)

Overview of Acquisition of MutualFirst

Financially and strategically accretive acquisition consistent with NWBI strategy to create both franchise value as well as shareholder value

Integration	• Successfully closed the transaction on April 24, 2020, despite COVID-19 pandemic • Integration highlights include limited deposit migration & strong customer retention
Geographic Fit	• Significant expansion into appealing Indiana market • Indiana strategically targeted due to its growth prospects and community values consistent with NWBI's current footprint • Strong track record of performance in similar metro and rural markets
Compatible Cultures	• Strong community bank cultures centered upon customer service, employee engagement and community involvement • Disciplined and conservative credit underwriting focus similar to NWBI
Strategic Fit	• Accelerates growth, operating scale and efficiency • Deepens management talent and minimizes customer disruption by ensuring management continuity • Enhances retail and commercial product offerings for MFSF customers • Track record of successful acquisitions and integrations by NWBI
Financially Compelling	• Conservative pricing, resulting in strong EPS accretion and limited TBV dilution • Long-term return metrics expected to meaningfully exceed internal hurdles

15

Customers & Communities Provided 6,200 customers with loan balances of $1.3 billion, representing 12% of outstanding principal balances, a 90-day principal and interest deferral period Complying with local, state and federal orders to contain the spread of the virus Reduced in-person branch access, facilitated safe drive-up and ATM protocol Nearly 100% of the PPP loan applications that Northwest received were approved by the SBA – a total of over 4,000 loans that provided approximately $499 million worth of relief Northwest’s efforts served employers of all sizes and across a wide span of industries including manufacturing, restaurants, religious organizations, professional services, beauty salons and contractors A large majority of PPP loans were for less than $350,000 and qualified for the 5% origination fee from the SBA Employees Commitment to employee job security, health and welfare throughout the crisis Well prepared to support employees working from home Continuously monitoring staffing levels throughout the bank to prevent any disruptions in service due to health reasons Provided all necessary personal protection equipment and retrofitted branches with safety shields COVID-19 Response At Northwest, the health and safety of our customers, employees and the communities we serve is our top priority.

Financial Overview

Northwest has demonstrated strong and high quality earnings per share growth since its inception as a public company Earnings Per Share Growth 1995 – 2020 Q2 1996 – 2019 EPS CAGR: 8.2% 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Historical Earnings Growth Non-GAAP Annualized Note: Financial data as of June 30, 2020 August 2015 Acquisition of LNB Bancorp September 2016 Acquisition of First Niagara Offices March 2019 Acquisition of Donegal Financial Services Corporation December 2009 Completion of 2nd Step Conversion Plan January 2015 Acquisition of B.J. Petruso Agency & Associates, Inc. March 2016 Acquisition of Best Insurance Agency June 2018 Ronald Seiffert promoted to CEO November 1994 IPO Date Key Events and Select Acquisitions April 2020 Acquisition of MutualFirst Financial

Track Record of Steady Balance Sheet Growth Total Assets Total Gross Loans Total Deposits Stockholder’s Equity Northwest has a demonstrated track record of strong and stable balance sheet growth since IPO Note: Financial data as of June 30, 2020 ($ in billions) ($ in billions) ($ in billions) ($ in billions) CAGR: 9.1% CAGR: 9.0% CAGR: 9.2% CAGR: 9.2% Second Step Conversion

Strong Earnings Power ROAA Net Interest Margin Efficiency Ratio (2) ROAE Steady earnings stream and consistent expense management continue to drive profitability Non-GAAP adjustments include COVID-specific provision expense, CECL provision related to MFSF acquisition, PPP deferred origination costs and restructuring/acquisition expense Efficiency Ratio adjusted to exclude restructuring/acquisition expense, and amortization of intangibles Note: Financial data as of June 30, 2020 (1) Non-GAAP (1) Non-GAAP

Fee Income Note: Financial data as of June 30, 2020 Includes gain on sale of investments, net gain on real estate owned, and other operating income. Calculated using annualized year-to-date results Northwest’s broad suite of fee income businesses allows for enhanced cross-sell opportunities as well as diversified revenue streams. Fee income to revenues was ~27% 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Interchange Fees Fee Income (ex. Service Charges and Interchange Fees) Q2’20 YTD Fee Income Mix Q2’20 YTD Total Revenue Breakdown Fee Income (ex. Service Charges and Interchange Fees) 2015 – 2020 Q2 CAGR(2): 20.5% Service Charges and Other Fees (1) As a result of recently crossing $10bn in assets, the Company will be subject to the Durbin amendment beginning in July 2020, reducing fee income by approximately $1.0 million per month. However continued fee income growth is expected to help offset the impact of this going forward as the Company continues to evolve and generate revenue opportunities

Business Insurance Income ($ in millions) Northwest’s Key Fee Income Businesses Trust and Investment Services Insurance 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Business Trust Personal Trust Northwest Investment Services Business Insurance Personal Insurance Revenue increased year-over-year in 2019, with a continuing focus on diversification of both revenue and AUM Continue to growth revenue by focusing on relationships, service and custom investment management solutions Help ensure customer assets are protected and fulfill their legacies Advisors work with businesses as an extension of their team, from plan evaluation and implementation to employee education and administration Recent and successful partnership with LPL Financial as a broker dealer partner Continue to grow the quality of the program as well as investment management revenue Increased physical and online presence through the acquisitions of a number of insurance companies over the last few years and an investment in digital partnerships Mortgage Mortgage Banking Mortgage banking income continues as a result of expanding secondary market sales capabilities in 2019 Mortgage Banking Income ($ in millions) Business Trust AUM ($ in millions) Personal Trust AUM ($ in millions) Investment Services AUM ($ in millions) Personal Insurance Income ($ in millions) Note: Financial data as of June 30, 2020

Noninterest Expense Noninterest Expense & Efficiency Ratio (1) Avg. Assets / FTE & Core NIE / Avg. Assets ($ in millions) Overview Expense growth trending well below revenue and balance sheet growth Continued focus on branch optimization efforts and technology investments The Company completed a branch optimization review in 2020, and anticipates the consolidation of certain underperforming branches, which may result in an after-tax expense of approximately $10.0 million. The Company expects the annual after-tax expense savings in 2021 to also approximate $10.0 million. The Company expects to see improvements in its efficiency ratio as long-term investments in the business produce results and recent M&A becomes more integrated Q2 2020 Summary Closing of the MutualFirst acquisition resulted in $9.7M of restructuring / acquisition expenses. Excluding these expenses, noninterest expense was up 4.0% year-over-year Noninterest expense to average assets was 2.77% vs. 2.93% in the prior period ($ in millions) Efficiency Ratio adjusted to exclude restructuring/acquisition expense and amortization of intangibles Non-Core Expense includes restructuring expenses and FHLB prepayment penalty in 2016 Note: Financial data as of June 30, 2020 (2)

Net Interest Margin Net Interest Income & Net Interest Margin Asset Yields, Liability Costs, and Net Interest Margin IRR Shocks (June 2020) The Company’s strong net interest margin is driven by its best-in-class deposit franchise and stable, low cost of deposits Overview Higher yielding asset mix - loans comprise approximately 90% of average interest earning assets Lower cost funding mix – deposits comprise approximately 94% of average interest bearing funding As the Company transitions into more commercial business, earning asset yields will be driven higher IRR shocks indicate neutral balance sheet composition ($ in millions) Note: Financial data as of June 30, 2020

8.2% Robust Capital Position Consolidated Capital Ratios Bank-Level Capital Ratios Strong capital ratios supported by $300-500 million of capital in excess of regulatory minimum requirements Excl. PPP Excl. PPP

High Quality Capital Structure Tier 1 Capital: $1,383.3 Tier 2 Capital: $138.2 Receives full Tier 1 Treatment Trust Preferred A Loan Loss Reserve Includes remaining adjustments to Tier 1 Risk-Based Capital Note: Financial data as of June 30, 2020; Dollars shown in millions Tangible Common Equity (¹) B C

$5.7bn $10.9bn Q2’12 Q2’20 Northwest’s Customer Base Evolution Source: S&P Global Market Intelligence. Note: Financial data as of June 30, 2020 Northwest’s mix of loans has changed over the last eight years as the bank has continued to conservatively transform from a thrift to a commercial bank. New commercial loan production office has opened in Columbus Recently hired or promoted new personnel to lead its commercial and industrial (C&I) and commercial real estate lending teams The state of Ohio remains a significant area of focus New offices have been set up to help support the mortgage business both in addition to other business lines, such as indirect auto, and power sports lending. MLO deployment in major metropolitan areas such as Cleveland, Columbus, Erie, Pittsburgh, Buffalo and Lancaster Loan Yield 5.54% 4.09%

LTV and FICO scores tracked for Northwest-originated loans only Note: Data as of June 30, 2020 Mortgage & Home Equity 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Portfolio Overview(1) 43% of total loans outstanding Primarily conforming mortgages Approximately 75-80% of originations are sold Geographic focus limits housing price volatility The pricing index for Pennsylvania home prices has been ~20% less volatile than the Nationwide index since 2005 Median loan-to-value of 77% at origination for mortgages Attractive average loan size of $118K for mortgages and $37K for home equity loans Less than 0.1% of outstanding balances were in forbearance status 3.7% of outstanding balances had COVID-19 modifications Composition Geographic Concentration

LTV and FICO scores tracked for Northwest-originated loans only The Company’s remaining consumer portfolio is predominantly credit cards and represents approximately 2% of total loans outstanding Calculated using Northwest-originated loans. Remaining portfolio is predominantly RV and boats. Note: Data as of June 30, 2020 Dealer Services 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Geographic Concentration Vehicle Composition(3) Portfolio Overview(1) 12% of total loans outstanding(2) Comprised of Indirect Auto and Power Sports Focused on prime and super-prime lending RV and boat focused portfolio acquired from MutualFirst National platform with majority of loans in market Average loan size of $15K 3.5% of outstanding balances had COVID-19 modifications as of June 30, 2020 FICO Score and Dollar Loss Rate by Vintage

CRE and C&I Overview 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 CRE Overview 30% of total loans outstanding 79% of outstanding balances had LTVs less than 80% at origination 90% of outstanding balances were for stabilized properties 29.2% of outstanding balances had COVID-19 modifications Geographic Concentration LTV tracked for Northwest-originated loans only Note: Data as of June 30, 2020 C&I Overview 13% of total loans outstanding Diversified portfolio results in low concentration levels 9.8% of outstanding balances had COVID-19 modifications Geographic Concentration (1)

Potentially Vulnerable COVID-19 Portfolio Loans Outstanding Loan Deferrals Note: Data as of June 30, 2020 The vast majority of initial deferrals are no longer under a modification program as of late August

Northwest utilizes various loan origination platforms to manage and control the loan approval process within the lines of business. Each platform allows the business to ensure they are adhering to the approved policy thresholds and provides for exception tracking. Loan approval authorities are delegated by the Board of Directors to the Credit Committee and overseen by the Credit Administration group. Commercial Credit Approval follows the 4 eyes principal and requires at a minimum dual signatures. Loans with aggregate credit exposure above $5 million must be approved by the Senior Loan Committee. Legal Lending Limit is $191 million secured and $127 million unsecured. Internal limit is $30 million in single repayment exposure and $100 million in aggregate credit exposure. Loan Approval Process

Allowance for Credit Losses Allowance / Loans Provision Coverage / Net Charge-offs Allowance / NPLs ($ in millions) ($ in thousands) Adoption of CECL improves and solidifies the reserve Overview Allowance for credit losses was 1.29% of gross loans as of June 30, 2020, 1.36% of total loans excluding PPP loan balances Strong reserve levels as provisioning under CECL reflects deteriorating economic conditions and expectations for credit stress to emerge in future periods Allowance to loans was 1.55% including credit mark for acquired MutualFirst loans Note: Financial data as of June 30, 2020

CECL Impact Allowance for Credit Losses Build Allowance for Credit Losses ($ in millions) Adoption Impact: Day 1 increase in allowance of $11M Elected 5-year phase-in for regulatory purposes June 30, 2020 CECL Highlights $141M, or 1.29% of loan balances, or 1.36% of total loans excluding PPP loan balances Includes initial allowance on loans purchased with credit deterioration (PCD) ($9M) Year-to-date provision expense of $79M includes $45M of expense specific for the projected impact of COVID-19 Reserve for unfunded commitments of $10M Forecast assumptions based on Moodys’ baseline scenario Day one MFSF non-PCD provision impact $18M ($ in millions) Note: Q2 2020 “Other” ACL build includes impact of MutualFirst acquisition

Asset Quality Summary NCOs / Average Loans Classified Loans / Capital (1) NPAs / Assets ($ in millions) ($ in millions) Conservative underwriting and strong asset quality have the Company well-prepared to enter the credit cycle from a position of strength Overview Non-performing assets as a percentage of assets have decreased over time as a result of sound asset quality management and total asset growth Credit quality meaningfully outperformed peers & the banking industry during the last cycle Actively working with clients’ deferral requests ($ in millions) Capital calculated as Tier 1 Capital + Allowance for Loan Loss Reserve

Strong, Evolving Core Deposit Franchise Source: S&P Global Market Intelligence. Financial data for peer comparison as of June 30, 2020. 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Post crisis, NWBI has been able to reduce its deposit costs more quickly than most banks and improve its deposit profile as it continues its careful transition from a thrift to a commercial bank. Non-Interest-Bearing Deposits / Deposits 12.6% 23.4% Great success attracting and keeping new checking account customers, while continuing to pursue lower cost deposit funding through commercial relationships and superior retail customer service Top 20 deposit relationships comprise just 4.8% of total deposits The acquisition of MutualFirst in addition to PPP & related stimulus funds led to a significant increase in deposits in Q2 2020 Q2’12 Q2’20 Cost of Deposits: 0.35% Cost of Deposits: 0.76%

Low Risk Securities Portfolio Investment Portfolio Composition (1) Portfolio Cash Flows(2) Portfolio Shocks Conservative approach prioritizes liquidity and safety ($ in thousands) Note: Financial data as of June 30, 2020 Other includes asset-backed securities, SBA Loan Pools, ValuNotes/IAN Other includes Fixed SBA, Floating MBS, Floating Agency CMO, Taxable Muni, APLS and IAN Overview Very high credit quality – 99% Agency or rated AA or higher Low premium risk – Book value of MBS, CMO, & CMBS is 101.2% of par 2.29 year effective duration minimizes loss in value in higher rate scenarios 99% Available for Sale (AFS) 86% unpledged 94% Fixed / 6% Floating

Holding Company & Bank Liquidity The primary tool used by Northwest to measure its liquidity position is its liquidity reserve, which consists of unpledged investment securities, unused available FHLB borrowings capacity, and overnight federal funds lines The Company has no material holding company debt and $128.9 million of Trust Preferred Securities Northwest has the following sources of liquidity at the holding company level as of June 30, 2020: $108.9 million of cash and equivalents – four quarters of expenses and dividends As of June 30, 2020 Northwest Bank could upstream approximately $15 million of additional dividends to Northwest Bancshares Northwest Bank has the following sources of liquidity as of June 30, 2020: $832 million of cash and equivalents $1.0 billion market value of unpledged securities $3.1 billion of borrowing availability with the FHLB $110 million of overnight federal funds lines $110 million availability at Federal Reserve’s discount window Liquidity Summary

Long history of low-risk and diversified balance sheet, superior credit and underwriting standards Excellent stewards of capital Management and company track-record of delivering consistent superior results to all stakeholders and superior service to customers Multiple fee income channels provide attractive revenue streams to supplement spread businesses, especially valuable in times of systemic margin compression Strong customer base and well-positioned market share with opportunity to further expand Continue to drive growth and increase bottom-line profitability via M&A and organic initiatives Conclusions Why is Northwest the Preferred Platform?

Appendix

Historical and Pro Forma Interest Coverage

Double Leverage Ratio

$ in millions	As of the Period Ended,				
	2016Y	2017Y	2018Y	2019Y	2020 Q2
Investment in Subsidiaries	$1,193.2	$1,200.8	$1,211.3	$1,314.7	$1,543.0
Consolidated Equity	1,170.7	1,207.7	1,257.6	1,353.3	1,530.8
Double Leverage Ratio	101.9%	99.4%	96.3%	97.2%	100.8%
Net Proceeds from Proposed Holding Company Subordinated Notes Offering(1)					**$98.5**
Net Proceeds from Proposed Holding Company Subordinated Notes Offering Downstreamed to Bank(2)					**$49.3**
Pro Forma Investment in Subsidiaries					**$1,592.3**
Pro Forma Double Leverage Ratio					**104.0%**

Interest Coverage

$ in millions	For the Year Ended,				June 30, 2020 YTD	
	2016Y	2017Y	2018Y	2019Y	GAAP	Non-GAAP(3)
Total Deposit Interest	$23.5	$23.1	$31.0	$49.2	$20.7	$20.7
Other Borrowed Interest	14.8	5.0	6.2	7.7	2.9	2.9
Total Interest Expense	$38.3	$28.1	$37.1	$56.9	$23.6	$23.6
Pre-Tax Income	$71.3	$135.9	$133.9	$141.1	$1.6	$74.9
Interest Coverage (including deposit expense)	**2.86x**	**5.84x**	**4.61x**	**3.48x**	**1.07x**	**4.17x**
Interest Coverage (excluding deposit expense)	**5.81x**	**28.11x**	**22.76x**	**19.33x**	**1.56x**	**27.02x**
Holding Company Subordinated Debt Expense					**$2.3**	**$2.3**
Pro Forma Interest Coverage (including deposit expense)(4)					**0.98x**	**3.81x**
Pro Forma Interest Coverage (excluding deposit expense)(4)					**0.88x**	**15.17x**

(1) Assumes $100 million raised, 1.00% gross underwriting spread and $500K of one-time offering costs
(2) Assumes 50% of net proceeds are downstreamed to the Bank
(3) Non-GAAP adjustments include COVID-specific provision expense, CECL provision related to MFSF acquisition, PPP deferred origination costs and restructuring/acquisition expense
(4) Illustrative coupon of 4.50%

41

Pro Forma Capital Pro Forma Consolidated Regulatory Capital Assumes net proceeds are reinvested into securities with 20% risk weighting Excludes goodwill and other intangible assets (non-GAAP) Note: Assumes $100 million raised ($98.5 million, net of 1.00% gross underwriting spread and $500K of one-time offering costs) with a 20% risk-weighting $ in millions Actual Pro Forma 6/30/2020 Adjustments 6/30/2020 Regulatory Capital Common Equity Tier 1 Capital $1,258.6 – $1,258.6 Additional Tier 1 Capital 124.6 – 124.6 Tier 1 Capital $1,383.3 $1,383.3 Sub Debt – $100.0 100.0 ALLL 131.8 – 131.8 Tier 2 Capital $131.8 $100.0 $231.8 Total Capital $1,515.1 $100.0 $1,615.1 Total Assets for Regulatory Ratios Risk-weighted Assets (1) $10,526.7 $19.7 $10,546.4 Total Assets for Leverage Ratio 13,189.3 98.5 13,287.8 TCE/TA Tangible Common Equity (2) $1,121.4 $1,121.4 Tangible Assets (2) 13,435.7 98.5 13,534.2 TCE/TA (2) 8.35% 8.29% CET1 Ratio 11.96 11.93 Tier 1 RBC Ratio 13.14 13.12 Total RBC Ratio 14.39 15.31 Leverage Ratio 10.49 10.41 Capital Ratios

Board of Directors

Building A Bank For The Future 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Key Technology Offerings Leveraging and enhancing our technology offerings to improve customer service, supplement face-to-face interaction, and take advantage of cross-sell opportunities is a key focus of Northwest Vast majority of product offerings are digitally available Continued investment in technology enhances focus on branch optimizations efforts Suite of mobile and online banking services is competitive with the largest money centers and super regional competitors(1) Technology and Branch Priorities (1) Current technology offerings include A2A transfers, P2P payments, account alerts, money desktop, planning and budgeting tools, online bill pay and eStatements, mobile deposits, text banking, detect safe browsing, and card swap Continuous analysis to optimize branch count and branch ROIs 1 Reassessment of IT/vendor contracts - Customer centric evaluation model 2 Develop digital bank strategy that will provide end to end fulfillment of the bank’s products and services 3 Research and develop an actionable plan to build our “branch of the future” 4

Five-Year Strategic Plan 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 Northwest has developed a strategic five-year plan driven by key corporate initiatives that will continue to drive exceptional performance and shareholder value in 2020 and beyond. Improve productivity in commercial, small business and retail through defined sales processes Expand production capability in residential mortgage lending Improve production productivity in cash management Reduce costs by move processing to the cloud and implement AI Vendor revenue and IT contracts Successfully convert and integrate merger with MutualFirst Continue to assess merger and acquisition opportunities to include whole-bank and bank-branch purchase; and fee income businesses Improve efficiencies through optimizing the # of retail branch locations Develop a “customer-centric” digital bank strategy that will provide “end-to-end” fulfillment of the bank’s products and services digitally Implement a more comprehensive talent acquisition strategy Development and retention strategy to include a more deliberate succession planning process Maintain culture of effective risk management across all positions Human Capital Customer Based Technology and Branch Optimizations Mergers and Acquisitions Improved Efficiency and Profitability Revenue Growth

August 2015 Acquisition of LNB Bancorp September 2016 Acquisition of First Niagara Offices March 2019 Acquisition of Donegal Financial Services Corporation Northwest has meaningfully outperformed its peers and bank index since its IPO in 1994 while also steadily increasing the dividend Source: S&P Global Market Intelligence, FactSet, Company filings. Market data as of August 25, 2020. Note: Peers include: CBU, FCF, FULT, NBTB, STBA, TMP, and WSBC. (1) Total return of the security over a period, including price appreciation and the reinvestment of dividends. Total Shareholder Return (1) since NWBI IPO 0-129-68 120-189-67 163-151-141 254-191-15 237-125-48 127-127-127 December 2009 Completion of 2nd Step Conversion Plan January 2015 Acquisition of B.J. Petruso Agency & Associates, Inc. March 2016 Acquisition of Best Insurance Agency June 2018 Ronald Seiffert promoted to CEO Relative Price Performance Since NWBI IPO 1 2 3 4 5 7 9 123 year history of serving the banking needs in W. PA and beyond 1896 November 1994 IPO Date 1 6 2 3 4 5 6 7 8 Key Events and Select Acquisitions 9 April 2020 Acquisition of MutualFirst Financial 8 1,156% 540% 496%

Non-GAAP Reconciliations* * The table summarizes the Company’s results from operations on a GAAP basis and on an operating (non-GAAP) basis for the periods indicated. Operating results exclude estimated COVID-related provision, CECL provision related to the acquisition of MutualBank, PPP deferred origination costs, estimated COVID-related off balance sheet provision and restructuring/acquisition expense. The Company believes this non-GAAP presentation provides a meaningful comparison of operational performance and facilitates a more effective evaluation and comparison of results to assess performance in relation to ongoing operations. ** To arrive at the non-COVID related provision estimates, the Company applied Moody's forecast scenarios prior to the onset of COVID-19 to our loan portfolio at June 30, 2020.